                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is entered into this 12th day of October, 2000, by and among Goldonline International, Inc., a Delaware corporation (hereinafter referred to as "Buyer"); HMS Jewelry Co., Ltd., a Texas limited partnership (hereinafter referred to as the "Company"); HMS Operating Company, a Texas corporation (hereinafter referred to as "HMS"); GDOL Acquisition, Inc., a Texas corporation wholly owned by Buyer ("Merger Sub"); and Harry M. Schmidt, Terri Schmidt and The Schmidt Gifting Trust, being all owners of the Company and HMS ("Sellers");

         WHEREAS, Sellers own all of the outstanding ownership partnership units of the Company (the "Units") and all of the outstanding common stock of HMS (the "Shares"); and

         WHEREAS, Buyer desires to acquire all of the business and assets of the Company and HMS utilized by them in the wholesale jewelry business (the "Business"), excepting only the Excluded Assets described below.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and subject to the accuracy of the representations and warranties of the parties, the parties hereto agree as follows:

                                    ARTICLE I


                                   THE MERGER



         1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject and upon the terms and conditions of this Agreement and the applicable provisions of the Texas Business Corporation Act (the "Texas Act"), HMS and the Company shall be merged with and into the Merger Sub, the separate corporate existence of HMS and the Company shall cease, and Merger Sub shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 Effective Time. Unless this Agreement is earlier terminated, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article IV and V, at the offices of Buyer's counsel, unless another place or time is agreed to by Buyer and Seller. The date upon which the Closing actually occurs is herein referred to as the


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
"Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger in the form of Exhibit A with the Secretary of State of the State of Texas (the "Merger Certificate"), in accordance with the applicable provisions of Texas Law (the time of acceptance by the Secretary of State of Texas of such filing or such later time as may be provided in the Merger Certificates being referred to herein as the "Effective Time").

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Texas Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges , powers and franchises of the Company, HMS and Merger Sub (except the Excluded Assets) shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company, HMS and the Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.4      Certificate of Incorporation; Bylaws.

         (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the provisions of the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

         (b) Unless otherwise determined by Parent, the Bylaws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the provisions of the Bylaws of the Surviving Corporation until thereafter amended in accordance with the Texas Act and as provided in the Articles of Incorporation of the Surviving Corporation and such Bylaws

         1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. Officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation; provided, that effective upon Closing, Harry M. Schmidt shall be the President of the Surviving Corporation.

         1.6. Merger Consideration. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:



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         (a) Conversion of Ownership Shares. All Shares of HMS and all Units of
the Company (the "Ownership Shares") issued and outstanding immediately prior to the Effective Time will be cancelled and extinguished and converted automatically into the right to receive the following merger consideration as set forth below, which shall be divided by the Sellers as set forth on Exhibit B (the "Merger Consideration"). The Merger Consideration shall be Seven Million Dollars ($7,000,000) comprised of the following:

         (i) Four Million Five Hundred Thousand Dollars ($4,500,000), less the amount of the Employee Bonuses, payable by wire transfer pursuant to instructions from Seller;

         (ii) Two Convertible Secured Promissory Notes (collectively referred to as "Promissory Notes") in the aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) attached hereto as Exhibits C and D. Such Promissory Notes shall be secured pursuant to the Pledge Agreement attached as Exhibit E; and

         (iii) Payment to Donna Jones and Sharon Pisciotta of the sum of $142,000 each in satisfaction of the Profit Distribution set forth in employment agreements with them (the "Employee Bonuses"). Such payments shall be booked as obligations of the Company upon execution of this Agreement and payable at the Closing by means of a check from the Buyer.

The Merger Consideration is to be delivered at Closing.

         (b) Capital Stock of Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Merger Sub, HMS, or the Company, each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall continue to be owned by Buyer. Each stock certificate of Merger Sub evidencing ownership of any such shares of Common Stock of the Merger Sub shall, as of the Effective Time, evidence ownership of such shares of Common Stock of the Surviving Corporation.


         1.7 Dissenting Shares. No Seller shall give notice of any right to dissent from the Merger and receive an appraised price for its ownership shares. All such rights are hereby waived.

         1.8 Excluded Assets. Prior to the Effective Time of the Merger, HMS and the Company shall have conveyed to Harry M. Schmidt all of their right, title and interest as a member of HMS Leasing Company, LLC. (the "Excluded Assets").



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         1.9 Other Agreements. At the Closing, the indicated parties shall execute and deliver the following additional agreements in substantially the form attached hereto:

         (a) Employment Agreement between the Surviving Corporation and Harry Schmidt attached hereto as Exhibit E.

         (b) The Lease between the Surviving Corporation and HMS Leasing Company, LLC attached hereto as Exhibit F.

         (c) Corporate and partnership records of HMS and the Company, including all cancelled Shares and Units.

         (d) All necessary consents of third parties, including without limitation, Fleet Precious Metals, Inc.

         (e) Amended loan documents as required by Fleet Precious Metals, Inc.

         (f)     All other instruments required by this Agreement.

         1.9 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

         1.10 Basic Transactions. This Agreement and other agreements listed herein are sometimes referred to as the "Basic Agreement." The transactions contemplated by the Basic Agreement are sometimes referred to as the "Transactions."


                                   ARTICLE II


                         REPRESENTATIONS AND WARRANTIES



         2.1 Representations and Warranties of Sellers. Sellers represent and warrant to Buyer as follows:

         (a) Title to the Shares. At Closing, Sellers shall own of record and beneficially the number of the Shares and Units listed in Exhibit B, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever,




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with full right and lawful authority to transfer the Shares and Units to Buyer.
No person has any preemptive rights or rights of first refusal with respect to any of the Shares and Units. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares and Units. There are no outstanding rights, options, warrants, calls, commitments or any other agreements of any character, whether oral or written, with respect to the Shares and Units.

         (b) Authority. HMS, the Company and Sellers have full power and lawful authority to execute and deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon HMS, the Company and Sellers, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by HMS, the Company and Sellers, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which HMS, the Company or Sellers are a party or by which HMS, the Company and Sellers or any of their respective properties or assets are bound or affected.

         (c) Organization. HMS is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Texas. The Company is a limited partnership duly formed under the laws of the State of Texas. The Company and HMS have all requisite corporate power and authority to own, lease and operate their properties and to carry on the Business. The Company is duly qualified and in good standing as a foreign limited partnership in each jurisdiction where its ownership of property or operation of its business requires qualification.

         (d) Authorized Capitalization. The authorized capitalization of HMS consists of Ten Thousand (10,000) shares of Common Stock, no par value, of which One Thousand (1,000) shares have been issued and are outstanding. The Company has issued and outstanding 100 Units. The Shares and Units have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws. Neither the Company nor HMS has any outstanding rights, options, warrants, calls, commitments, conversion or any other agreements of any character, whether oral or written, obligating it to issue any shares of ownership, whether authorized or not. Other than the Employee Bonuses, neither the Company nor HMS is a party to or is bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in, or any right to share, participate in or receive any portion of, their income, profits or assets, or obligating the Company or HMS to distribute any portion of their income, profits or assets.



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         (e) Company Financial Statements. The Company Financial Statements are
complete in all material respects, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of the Company as of July 31, 2000.

         (f) No Undisclosed Liabilities. Except as set forth in the Company Financial Statements previously delivered to Buyer and as set forth on Exhibit "G", and except for obligations incurred thereafter in the ordinary course of the Company's business, Seller is not aware of any liabilities for which the Company or HMS is liable or will become liable in the future.

         (g) Taxes. The Company and HMS have filed all federal, state, local tax and other returns and reports which were required to be filed with respect to all taxes, levies, imposts, duties, licenses and registration fees, charges or withholdings of every nature whatsoever ("Taxes"), and there exists a substantial basis in law and fact for all positions taken in such reports. No waivers of periods of limitation are in effect with respect to any taxes arising from and attributable to the ownership of properties or operations of the business of the Company or HMS.

         (h) Properties. The Company and HMS have good and marketable title to all their personal property, equipment, processes, patents, copyrights, trademarks, franchises, licenses and other properties and assets (except for items leased or licensed to the Company), including all property reflected in the Company Financial Statements (except for assets reflected therein which have been sold in the normal course of its business where the proceeds from such sale or other disposition have been properly accounted for in the financial statements of the Company), in each case free and clear of all liens, claims and encumbrances of every kind and character, except as set forth in Exhibit "G". Neither the Company nor HMS have any ownership interest in any real property. The assets and properties owned, operated or leased by the Company and HMS and used in the Business are in good operating condition in all material respects, reasonable wear and tear excepted, and suitable for the uses for which intended.

         (i) Books and Records. The books and records of the Company and HMS are complete and correct in all material respects, have been maintained in accordance with good business practices and accurately reflect in all material respects the business, financial condition and results of operations of the Company and HMS as set forth in the Company Financial Statements.

         (j) Insurance. Exhibit "H" contains an accurate and complete list and brief description of all performance bonds and policies of insurance, including fire and extended coverage, general liability, workers compensation, products liability, property, and other forms of insurance or indemnity bonds held by the Company and HMS. Neither the Company nor HMS is in default with respect to any provisions of any such policy or indemnity bond and have not failed to give any notice or present any claim thereunder in due




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and timely fashion. All policies of insurance and bonds are: (1) in full force and effect; (2) are sufficient for compliance by the Company with all requirements of law and of all agreements and instruments to which the Company is a party; (3) are valid, outstanding and enforceable; (4) provide adequate insurance coverage for the assets, business and operations of the Company in amounts at least equal to customary coverage in the Company's industry; (5) will remain in full force and effect through the Closing; and (6) will not be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement.

         (k) Material Contracts. Except as set forth in Exhibit "I", the Company and HMS have no purchase, sale, commitment, or other contract, the breach or termination of which would have a materially adverse effect on the business, financial condition, results of operations, assets, liabilities, or prospects of the Company or HMS.

         (l) Authorizations. The Company and HMS have no licenses, permits, approvals and other authorizations from any governmental agencies and any other entities that are necessary for the conduct of the Business, except as set forth in Exhibit "J" which contains a list of all licenses, permits, approvals, and other authorizations, as well as a list of all copyrights, patents, trademarks, tradenames, servicemarks, franchises, licenses and other permits, each of which is valid and in full force and effect.

         (m) No Powers of Attorney. HMS, the Sellers and the Company have no powers of attorney or similar authorizations outstanding.

         (n) Compliance with Laws. The Company and HMS are not in violation of any federal, state, local or other law, ordinance, rule or regulation applicable to the Business, and have not received any actual or threatened complaint, citation or notice of violation or investigation from any governmental authority.

         (o) Compliance with Environmental Laws. The Company and HMS are in compliance with all applicable pollution control and environmental laws, rules and regulations. The Company and HMS have no environmental licenses, permits and other authorizations held by them relative to compliance with environmental laws, rules and regulations.

         (p) No Litigation. There are no material actions, suits, claims, complaints or proceedings pending or threatened against the Company or HMS, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality. There are no orders, judgments or decrees of any governmental authority outstanding which specifically apply to the Company or HMS or any of their assets.

         (q) Validity. All contracts, agreements, leases and licenses to which the Company or HMS is a party or by which they or any of their properties or assets are bound




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or affected, are valid and in full force and effect; and no breach or default exists, or upon the giving of notice or lapse of time, or both, would exist, on the part of the Company or HMS or by any other party thereto.

         (r) No Adverse Changes. Since July 31, 2000, there have been no actual or threatened developments of a nature that is materially adverse to or involves any materially adverse effect upon the business, financial condition, results of operations, assets, liabilities, or prospects of HMS or the Company.

         (s) Full Disclosure. All statements of the Company and HMS contained in the Basic Agreements and in any other written documents delivered by or on behalf of the Company and HMS to Buyer are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There are no facts known to Company and HMS which could have a materially adversely affect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Company or HMS, which have not been disclosed to Buyer in the Basic Agreements.

         2.2 Representations and Warranties of Buyer. Buyer represents and warrants to Sellers and Company as follows:

         (a) Organization. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. The Buyer and Merger Sub have all requisite corporate power and authority to own, lease and operate their properties and to carry on their business. The Buyer is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification.

         (b) Authorized Capitalization. The authorized capitalization of the Buyer at Closing will consist of Two Hundred Million (200,000,000) shares of Common Stock, $.0001 par value, of which Ninety-Four Million Nine Hundred Four Thousand Four Hundred Eight (94,904,408) shares will be issued and outstanding. All shares of Buyer have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the Buyer in compliance with all applicable state and federal laws. The authorized capitalization of Merger Sub consists of 10,000 shares of Common Stock, par value $0.01, of which 10,000 shares are issued and outstanding, all of which are owned by Buyer. All shares of Merger Sub have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the Merger Sub in compliance with all applicable state and federal laws.



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         (c) Authority. Buyer and Merger Sub have full power and lawful authority to execute and deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon Buyer and Merger Sub, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by Buyer and Merger Sub, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Buyer is a party or by which Buyer or Merger Sub or any of their respective properties or assets are bound or affected.

         (d) Buyer's Financial Statements. The Buyer's Financial Statements are complete, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of the Buyer as of April 30. 2000.

         (e) Taxes. Except as set forth in Exhibit "K", the Buyer has filed all federal, state, local tax and other returns and reports which were required to be filed with respect to all taxes, levies, imposts, duties, licenses and registration fees, charges or withholdings of every nature whatsoever ("Taxes"), and their exists a substantial basis in law and fact for all positions taken in such reports. No waivers of periods of limitation are in effect with respect to any taxes arising from and attributable to the ownership of properties or operations of the business of the Company.

         (f) Books and Records. The books and records of the Buyer are complete and correct in all material respects, have been maintained in accordance with good business practices and accurately reflect in all material respects the business, financial condition and results of operations of the Buyer as set forth in the Buyer's Financial Statements.

         (g) Compliance with Laws. The Buyer is not, and as a result of the transactions contemplated hereby, will not be, in violation of any federal, state, local or other law, ordinance, rule or regulation applicable to its business, and has not received any actual or threatened complaint, citation or notice of violation or investigation from any governmental authority, including the Securities and Exchange Commission.

         (h) Compliance with Environmental Laws. The Buyer is in compliance with all applicable pollution control and environmental laws, rules and regulations. The Buyer has no environmental licenses, permits and other authorizations held by the Buyer relative to compliance with environmental laws, rules and regulations.

         (i) Litigation. Except as disclosed in Exhibit "L", there are no material actions, suits, claims, complaints or proceedings pending or threatened against the Buyer or Merger Sub, at law or in equity, or before or by any governmental department, commission, court,




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
board, bureau, agency or instrumentality; and there are no facts which would provide a valid basis for any such action, suit or proceeding. There are no orders, judgments or decrees of any governmental authority outstanding which specifically apply to the Company, Merger Sub or any of their assets.

         (j) Validity. All contracts, agreements, leases and licenses to which the Buyer or Merger Sub is a party or by which they or any of their properties or assets are bound or affected, are valid and in full force and effect; and no breach or default exists, or upon the giving of notice or lapse of time, or both, would exist, on the part of the Buyer or by any other party thereto.

         (k) Full Disclosure. All statements of Buyer and Merger Sub contained in the Basic Agreements and in any other written documents delivered by or on behalf of the Buyer and Merger Sub to Sellers are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There are no facts known to Buyer and Merger Sub which could have a materially adversely affect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Buyer and Merger Sub, which have not been disclosed to Sellers in the Basic Agreements.


                                   ARTICLE III

                                    COVENANTS

         3.1 Covenants of Company. Company and HMS covenant and agree that from the date hereof to the Closing without the prior written consent of Buyer:

         (a) Ordinary Course of Business. They will operate the business of the Company and HMS only in the ordinary course and will use their best efforts to preserve the Company's business, organization, goodwill and relationships with persons having business dealings with them.

         (b) Maintain Properties. Company and HMS will maintain their properties in good working order, repair and condition (reasonable wear and use excepted) and cause the Company and HMS to take all steps reasonably necessary to maintain in full force and effect their patents, trademarks, servicemarks, trade names, brand names, copyrights and other intangible assets.

         (c) Compensation. Company and HMS will not (1) enter into or alter any employment agreements; (2) grant any increase in compensation other than normal merit increases consistent with the Company's general prevailing practices to any officer or




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
employee; or (3) enter into or alter any labor or collective bargaining agreement or any bonus or other employee fringe benefit.

         (d) No Indebtedness. Company and HMS will not create, incur, assume, guarantee or otherwise become liable with respect to any obligation for borrowed money, indebtedness, capitalized lease or similar obligation, except in the ordinary course of business consistent with past practices where the entire net proceeds thereof are deposited with and used by and in connection with the Business.

         (e) Maintain Books. Company and HMS will maintain their books, accounts and records in the usual, regular ordinary and sound business manner and in accordance with generally accepted accounting principles applied on a basis consistent with past practices.

         (f) No Amendments. Company and HMS will not amend their corporate charters or bylaws (or similar documents) without prior consent of Buyer and Company and HMS will maintain their corporate existence, licenses, permits, powers and rights in full force and effect.

         (g) Taxes and Accounting Matters. Company and HMS will file when due all federal, state and local tax returns and reports which shall be accurate and complete, including but not limited to income, franchise, excise, ad valorem, and other taxes with respect to their business and properties, and to pay as they become due all taxes or assessments, except for taxes for which adequate reserves are established and which are being contested in good faith by appropriate proceedings. Company and HMS will not change their accounting methods or practices or any depreciation, amortization or inventory valuation policies or practices.

         (h) No Disposition or Encumbrance. Except in the ordinary course of business consistent with past practice, Company and HMS will not (1) dispose of or encumber any of their properties and assets other than the Excluded Assets,
(2) discharge or satisfy any lien or encumbrance or pay any obligation or liability (fixed or contingent) except for previously scheduled repayment of debt, (3) cancel or compromise any debt or claim, (4) transfer or grant any rights under any concessions, leases, licenses, agreements, patents, inventions, proprietary technology or process, trademarks, servicemarks or copyrights, or with respect to any know-how, or (5) enter into or modify in any material respect or terminate any existing license, lease, or contract.

         (i) Insurance. Company and HMS will maintain in effect all their current insurance policies.

         (j) No Securities Issuances. Company and HMS will not issue any shares of any class of capital stock, or enter into any contract, option, warrant or right calling for the issuance of any such shares of capital stock, or create or issue any securities convertible into any securities of the Company or HMS except for the transactions contemplated herein.



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
         (k) No Dividends. Company and HMS will not declare, set aside or pay any dividends or other distributions of any nature whatsoever.

         (l) Contracts. Company and HMS will not enter into or assume any contract, agreement, obligation, lease, license, or commitment except in the ordinary course of business consistent with past practice or as contemplated by this Agreement.

         (m) No Breach. Company and HMS will not do any act or omit to do any act which would cause a breach of any contract, commitment or obligation of the Company or HMS.

         (n) Due Compliance. Company and HMS will comply with all laws, regulations, rules and ordinances applicable to it and to the conduct of the Business.

         (o) No Waivers of Rights. Company and HMS will not amend, terminate or waive any material right whether or not in the ordinary course of business.

         (p) Capital Commitments. Company and HMS will not make or commit to make any capital expenditure, capital addition or capital improvement.

         (q) No Related Party Transactions. Except as set forth in Exhibit "M", the Company and HMS will not make any loans to, or enter into any transaction, agreement, arrangement or understanding or any other nature with, any officer, director or employee of the Company or HMS.

         (r) Notice of Change. Company and HMS will promptly advise Buyer in writing of any material adverse change, or the occurrence of any event which involves any substantial possibility of a material adverse change, in the business, financial condition, results of operations, assets, liabilities or prospects of the Company or HMS.

         (s) Consents. Company and HMS will use their, best good faith efforts to obtain the consent or approval of each person or entity whose consent or approval is required for the consummation of the Transactions contemplated hereby and to do all things necessary to consummate the Transactions contemplated by the Basic Agreements.


                                   ARTICLE IV



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
                           CONDITIONS PRECEDENT TO THE
                  OBLIGATIONS OF BUYER AND MERGER SUB TO CLOSE

         The obligation of Buyer and Merger Sub to close the Transactions contemplated hereby is subject to the fulfillment by Sellers prior to Closing of each of the following conditions, which may be waived in whole or in part by
Buyer:

         4.1 Compliance with Representations, Warranties and Covenants. The representations and warranties of Sellers and the covenants of the Company and HMS contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. Sellers shall have performed all agreements, covenants and conditions required to be performed by Sellers prior to the Closing.

         4.2 No Adverse Change. There shall have been no event which has had or may have a material adverse effect upon the business, financial condition, results of operation, assets, liabilities or prospects of the Company and HMS.

         4.3 No Legal Proceedings. No suit, action or other legal or administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

         4.4 Documents to be Delivered by Sellers. Sellers shall have delivered the following documents:

         (a) The documents listed in Section 1.9.

         (b) A copy of (i) the Articles of Incorporation of HMS, certified as correct by HMS; and (ii) the Bylaws of HMS certified as correct by HMS; (iii) a certificate of the Texas Tax Commission, Franchise Tax Division, to the effect that HMS is in good standing and has paid all franchise taxes in such state;
(iv) a copy of the Certificate of Limited Partnership of the Company, certified as correct of the Company; and (v) a copy of the Agreement of Limited Partnership of the Company, certified as correct by the Company.

         (c) Resolutions of the Board of Directors and Shareholders of HMS and of the General Partner of the Company approving the Merger.

         (d) Such other documents or certificates as shall be reasonably required by Buyer or its counsel in order to close and consummate this Agreement.

                                    ARTICLE V

                           CONDITIONS PRECEDENT TO THE
                 OBLIGATIONS OF SELLERS AND THE COMPANY TO CLOSE

         The obligation of Sellers and the Company to close the Transactions is subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived in whole or in part by Sellers:

         5.1 Compliance with Representations, Warranties and Covenants. The representations and warranties made by Buyer and Merger Sub in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and Buyer and Merger Sub shall have performed all agreements, covenants and conditions required to be performed by Buyer and Merger Sub prior to the Closing.

         5.2 No Legal Proceedings. No suit, action or other legal or administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

         5.3. Payments. Sellers shall have received from Buyer the Cash Payment and Promissory Notes delivered at the Closing by Buyer.

         5.4 No Adverse Change. There shall have been no event which has had or may have a material adverse effect upon the business, financial condition, results of operation, assets, liabilities or prospects of the Buyer.

         5.5 Documents to be Delivered by Buyer and Merger Sub. Buyer and Merger Sub shall have delivered the following documents:

         (a) The documents listed in Section 1.9.

         (b) A copy of the Articles of Incorporation and Bylaws of each of the Company and Merger Sub, certified as correct by the Buyer.

         (c) A Certificate of the franchise tax authorities of Delaware and Texas to effect the good standing of Buyer and Merger Sub.

         (d) Resolutions of the Board of Directors and Shareholders of Merger Sub approving the Merger, certified by the Secretary of the Merger Sub.

         (e) Such other documents or certificates as shall be reasonably required by Sellers or their counsel in order to close and consummate the Transactions.

         5.6 Arrangement with Lender. Buyer and the Company shall have made arrangements with Fleet Precious Metals, Inc. ("Fleet") satisfactory to Terri Schmidt and Harry M. Schmidt for the assumption by Buyer of a guarantee to Fleet, an indemnity of Terri Schmidt and Harry M. Schmidt by Buyer and Merger Sub, and the eventual release of Terri Schmidt and Harry M. Schmidt from any guarantee to Fleet.


                                   ARTICLE VII

                       MODIFICATION, WAIVERS, TERMINATION
                                  AND EXPENSES

         6.1 Modification. Buyer and Sellers may amend, modify or supplement this Agreement in any manner as they may mutually agree in writing.

         6.2 Waivers. Buyer and Sellers may in writing extend the time for or waive compliance by the other with any of the covenants or conditions of the other contained herein.

         6.3 Termination and Abandonment. This Agreement may be terminated and the purchase of the Shares may be abandoned before the Closing:

         (a) By the mutual consent of Sellers and Buyer;

         (b) By Buyer, if the representations and warranties of Sellers set forth herein shall not be accurate, or the conditions precedent set forth in
Article IV shall have not have been satisfied, in all material respects; or

         (c) By Sellers, if the representations and warranties of Buyer set forth herein shall not be accurate, or the conditions precedent set forth in
Article V shall not have been satisfied in all material respects.

Termination shall be effective on the date of receipt of written notice specifying the reasons therefor.


                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 Representations and Warranties to Survive. Unless otherwise provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the Closing for a period of two (2) years ("Survival Period"). No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.

         In the event the Sellers breach any of their representations, warranties, and covenants contained herein during the Survival Period, provided that the Buyer makes a written claim for indemnification against the Sellers within the Survival Period, then the Sellers agree to indemnify the Buyer from and against any losses the Buyer shall suffer through and after the date of the claim for indemnification (but excluding any losses the Buyer shall suffer after the end of the Survival Period) caused by the breach; provided, however, that the Sellers shall not have any obligation to indemnify the Buyer from and against any losses caused by the breach of any representation or warranty or covenant of the Sellers until the Buyer has suffered losses by reason of all such breaches in excess of $50,000 in the aggregate after which point the Sellers will be obligated to indemnify the Buyer from and against further losses or thereafter to the extent the losses the Buyer has suffered by reason of all such breaches exceeds a $3,750,000 aggregate ceiling (after which point the Sellers will have no obligation to indemnify the Buyer from and against further losses.

         7.2 Binding Effect of the Basic Agreements. The Basic Agreements and the certificates and other instruments delivered by or on behalf of the parties pursuant thereto, constitute the entire agreement between the parties. The terms and conditions of the Basic Agreements shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto. Nothing in the Basic Agreements, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns.

         7.3 Applicable Law. The Basic Agreements are made pursuant to, and will be construed under, the laws of the State of Texas.

         7.4 Notices. All notices, requests, demands and other communications hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:

                  (a)      If to Seller, to:

                                    Mr. Harry Schmidt
                                    HMS JEWELRY COMPANY, LTD.
                                    4385 Sunbelt Drive
                                    Addison, TX   75001
                                    Telephone:  (800) HMS-GOLD
                                    Fax: (800) FAX-GOLD

                           With a copy to:

                                    Ronald L. Brown
                                    Glast, Phillips & Murray, P.C.
                                    13355 Noel Road
                                    Suite 2200
                                    Dallas, Texas 75240
                                    Telephone: (972) 419-8302
                                    Fax: (972) 419-8329

                  (b)      If to Buyer, to:

                                    Mr. James G. Gordon
                                    GOLDONLINE INTERNATIONAL, INC.
                                    111 Rhodes Road,
                                    Conroe, TX   73301
                                    Telephone:  (936) 756-6888
                                    Fax: (936) 756-6822

                           With a copy to:

                                    Mr. G. David Gordon
                                    G. David Gordon & Associates, P.C.
                                    One Memorial Place
                                    7633 East 63rd Place, Suite 210
                                    Tulsa, OK   74133
                                    Telephone:  (918) 254-4997
                                    Fax: (918) 254-2988

         These addresses may be changed from time to time by written notice to the other parties.

         7.5 Headings. The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.

         7.6 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

         7.7 Severability. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

         7.8 Forbearance; Waiver. Failure to pursue any legal or equitable remedy or right available to a party shall not constitute a waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of subsequent default or breach.

         7.9 Attorneys' Fees and Expenses. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.

         7.10 Expenses. Each party shall pay all fees and expenses incurred by it incident to this Agreement and in connection with the consummation of all transactions contemplated by this Agreement.

         7.11 Integration. This Agreement and all documents and instruments executed pursuant hereto merge and integrate all prior agreements and representations respecting the Transactions, whether written or oral, and constitute the sole agreement of the parties in connection therewith. This Agreement has been negotiated by and submitted to the scrutiny of both Seller and Buyer and their counsel and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by either party hereto or its counsel.

         IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first written above.


                                            "BUYER"

                                            GOLDONLINE INTERNATIONAL, INC.



                                            By:
                                                     James G. Gordon,  President


                                            "MERGER SUB"

                                            GDOL ACQUISITION, INC.



                                            By:
                                                     James G. Gordon, President



                                            "COMPANY"

                                            HMS JEWELRY COMPANY, LTD.

                                            By: HMS OPERATING COMPANY,
                                                     General Partner


                                            By:
                                                     Harry M. Schmidt, President

                                            "HMS"

                                            HMS OPERATING COMPANY



                                            By:
                                                     Harry M. Schmidt, President


                                            "SELLERS"




                                            Harry M. Schmidt




                                            Terri Schmidt


                                            THE SCHMIDT GIFTING TRUST



                                            By:
                                                   Sharon A.  Pisciotta, Trustee